UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, the Board of Directors of Affymax, Inc. approved (a) increases in annual base salaries for 2008, (b) cash performance bonuses for 2007, and (c) stock option grants pursuant to the 2006 Equity Incentive Plan for the following executive officers:

Name and Position	2008 Salary Increase		New 2008 Base Salary		Bonus	No of securities underlying options*
Arlene M. Morris, President and Chief Executive Officer	$46,474		$511,218		$191,126	60,000
Paul B. Cleveland, Executive Vice President, Corporate Development and Chief Financial Officer	$12,600		$327,600		$87,318	20,000
Robert B. Naso, Ph.D., Executive Vice President, Research and Development		**		**	$111,156		**
Steven Love, Vice President Finance	$2,400		$242,400		$19,464	6,000

* The shares vest and become exercisable in a series of forty-eight (48) successive equal monthly installments over the four (4) year period measured from January 1, 2008. The stock options have an exercise price of $21.74 per share, the closing price of the Company’s Common Stock as reported by The NASDAQ Global Market on the date of grant.

**  Not applicable as Dr. Naso will be retiring at the end of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, I NC .

Dated: December 20, 2007	By:	/s/Paul B. Cleveland
Paul B. Cleveland
Executive Vice President, Corporate
Development and Chief Financial
Officer